UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2025

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13520 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 357-0022

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 21, 2025, Premier, Inc. (“Premier” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Premium Parent, LLC, a Delaware limited liability corporation (“Parent”), and Premium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”); (ii) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock of the Company, par value $0.01 per share (the “Company Class A Common Stock”) (the “Shares”), other than (a) shares of Company Class A Common Stock that, immediately prior to the Effective Time, are held by the Company or any of its subsidiaries and not held on behalf of third parties, (b) shares of Company Class A Common Stock that are owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, and (c) shares of Company Class A Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any holder who is entitled to demand and properly demands appraisal of such shares of Company Class A Common Stock pursuant to Section 262 of the General Corporation Law of the State of Delaware, will be automatically converted into the right to receive $28.25 per Share in cash, without interest (the “Merger Consideration”).

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, that it is in the best interests of the Company and its stockholders and advisable to enter into the Merger Agreement, approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and any other transaction contemplated thereby upon the terms and subject to the conditions contained therein, (ii) resolved to recommend that the Company’s stockholders vote to approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption.

If the Merger is consummated, the Company Class A Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Company Equity Awards

As of the Effective Time, the Merger Agreement provides for the following treatment of outstanding Company equity awards:

Options

Each outstanding option to purchase Shares, whether or not vested, will be cancelled for no consideration.

RSU Awards

•

Subject to limited exceptions, each outstanding restricted stock unit award corresponding to Shares (a “Company RSU Award”) granted before August 16, 2025, whether or not vested, shall be cancelled and converted into the right to receive an amount in cash (without interest) equal to (a) the number of Shares subject to such Company RSU Award multiplied by (b) the Merger Consideration.

•	Each Company RSU Award granted on or after August 16, 2025 shall be cancelled for no consideration.

PSU Awards

•

Each outstanding performance share award corresponding to Shares (a “Company PSU Award”) granted before August 16, 2025, whether or not vested, shall be cancelled and converted into the right to receive an amount in cash (without interest) equal to (a) the number of Shares subject to such Company PSU Award multiplied by (b) the Merger Consideration. The number of Shares underlying a Company PSU Award shall be equal to: (i) in the case of Company PSU Awards covering the fiscal year 2024 through 2026 performance period, 68.75% of the target number of Shares covered by such Company PSU Award for all individuals other than Company named executive officers as defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and 0% of the target number of Shares covered by such Company PSU Award for the Company’s named executive officers, and (ii) in the case of Company PSU Awards covering the fiscal year 2025 through 2027 performance period, 105.17% of the target number of Shares covered by such Company PSU Award.

•	Each Company PSU Award granted on or after August 16, 2025 shall be cancelled for no consideration.

Conditions to the Merger

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including, (i) the adoption of the Merger Agreement by holders of a majority of the aggregate voting power of the outstanding shares of Company Class A Common Stock entitled to vote thereon, voting together as a single class, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law or order by a governmental authority enjoining or otherwise prohibiting consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon certain unilateral closing conditions, including the other party’s representations and warranties being accurate (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon there being no continuing Material Adverse Effect (as defined in the Merger Agreement). The consummation of the Merger is not subject to any financing condition.

Termination and Fees

The Merger Agreement contains termination rights for each of Parent and the Company, including, among others, (i) if the consummation of the Merger does not occur on or before March 21, 2026 (the “Outside Date”), subject to one three-month extension if on such date all of the closing conditions in the Merger Agreement have been satisfied or waived, except for those relating to regulatory approvals and those conditions that by their nature are to be satisfied at the closing but provided that such conditions are capable of being satisfied if the closing were to take place on such date), (ii) if any court or governmental authority shall have enacted, issued, promulgated or entered any final and non-appealable order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger, (iii) if the approval of the Company’s stockholders is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such approval, (iv) by the Company if Parent or Merger Sub (in the case of termination by the Company) or Parent if the Company (in the case of termination by Parent) breaches or fails to perform their covenants or if any of their representations or warranties are untrue, such that the conditions to closing for the terminating party fail to be satisfied (subject to a cure period) (“uncured breach”) or (iv) subject to certain conditions, (a) by Parent, if the Board makes an adverse recommendation change with respect to the Merger or (b) by the Company, if (1) the Company wishes to terminate the Merger Agreement to enter into a definitive contract with respect to a Superior Proposal (as defined by the Merger Agreement) or (2) if Parent and Merger Sub fail to effect the closing on or prior to the date that is three business days after the closing would have occurred pursuant to the Merger agreement, and after the closing conditions have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, but which are capable of being satisfied at the closing) and the Company stands ready, willing and able to consummate the transaction (“Parent’s Failure to Close”).

The Company will be required to pay a termination fee to Parent equal to approximately $66,215,100 if the Merger Agreement is terminated in certain specified circumstances, including the termination by Parent in the event of a change of recommendation by the Board or the termination by the Company to enter into a contract with respect to a Superior Proposal.

Parent will be required to pay a termination fee to the Company equal to approximately $168,550,000 (the “Parent score Termination Fee”) if the Company terminates the Merger Agreement due to Parent’s and Merger Sub’s uncured breach or Parent’s Failure to Close (or Parent terminates following the Outside Date, where the Company could have validly terminated pursuant to the foregoing).

Financing

Parent has obtained equity financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. In addition, certain affiliates of Parent have guaranteed payment of the Parent Termination Fee, the monetary damages payable by Parent under certain circumstances, as well as certain reimbursement and indemnification obligations that may be owed by Parent, in each case, pursuant to the Merger Agreement. The consummation of the Merger is not subject to any financing condition.

Parent has obtained commitments for debt financing consisting of a $1,450 million senior secured first lien term loan facility and a $225 million senior secured revolving credit facility on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions. Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the debt financing.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing. The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Unless the Merger Agreement is terminated in accordance with its terms, the Company is required to call a meeting of its stockholders to vote upon the adoption of the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transaction contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events.

On September 22, 2025, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where to Find It

In connection with the Merger, the Company will file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the Merger. The Merger will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

The Company’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Premier Inc., 13520 Ballantyne Corporate Place, Charlotte, North Carolina, 28277, or from the Company’s website, www.premierinc.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on October 21, 2024 (the “2024 Annual Meeting Proxy Statement”), and in other documents filed by the Company with the SEC. Please refer to, among other things, the sections captioned “Compensation of Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” in the 2024 Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2024 Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 3 filed by Glenn Coleman on November 12, 2024; Form 3 filed by David P. Zito on December 9, 2024; Forms 4, filed by Glenn Coleman on November 12, 2024, August 20, 2025 and August 22, 2025; Forms 4, filed by Michael J. Alkire on November 14, 2024, December 12, 2024, August 20, 2025, August 22, 2025 and August 26, 2025; Forms 4, filed by John T. Bigalke on December 6, 2024, December 10, 2024, March 6, 2025, June 5, 2025 and September 4, 2025; Forms 4, filed by David P. Zito on December 9, 2024, August 20, 2025 and August 22, 2025; Form 4, filed by Ellen C. Wolf on December 10, 2024; Form 4, filed by Richard J. Statuto on December 10, 2024; Form 4, filed by Marvin R. O’Quinn on December 10, 2024; Form 4, filed by Peter Fine on December 10, 2024; Form 4, filed by Jody R. Davids on December 10, 2024; Forms 4, filed by Helen M. Boudreau on December 10, 2024, January 7, 2025 and June 2, 2025; Form 4, filed by Marc D. Miller on December 10, 2024; Form 4, filed by Leigh Anderson on December 23, 2024; Forms 4, filed by David L. Klatsky on April 3, 2025, May 7, 2025, August 20, 2025, August 22, 2025, August 26, 2025 and August 27, 2025; Forms 4, filed by Andy Brailo on May 7, 2025, August 20, 2025, August 22, 2025, August 26, 2025, September 4, 2025, and September 8, 2025; Forms 4 filed by Crystal Climer on August 20, 2025, August 22, 2025 and August 26, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from historical results or from any future results, projections, views, beliefs and estimates expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), Current Reports on Form 8-K and other documents filed with the SEC, including documents that will be filed with the SEC in connection with the Merger, and the following: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the Merger (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders) or complete contemplated financing arrangements, (2) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Class A Common Stock, (3) disruption from the Merger making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the Merger, (5) risks related to disruption of the Company’s current plans and operations or the diversion of management’s attention from the Company’s ongoing business operations due to the Merger, (6) significant transaction costs and (7) the risk of litigation and/or regulatory actions related to the Merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future. The foregoing list of important factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, or achievements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the Merger, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Premium Parent, LLC, Premium Merger Sub, Inc. and Premier, Inc., dated as of September 21, 2025. †

99.1	Press Release, dated September 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025	PREMIER, INC.

	By:	/s/ Michael J. Alkire
Name: Michael J. Alkire
Title: President and Chief Executive Officer